EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

                                                       STATE OR JURISDICTION
                SUBSIDIARY                                 OF INCORPORATION
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Pinnacle Towers Inc.                               Delaware
Pinnacle St. Louis LLC                             Delaware
Intracoastal City Towers Inc.                      Louisiana
Pinnacle San Antonio L.L.C.                        Delaware
Pinnacle Towers Canada Inc.                        New Brunswick, Canada
Radio Station WGLD, Inc.                           Arkansas
HighPoint Management Co., Inc.                     New Jersey
ICB Towers, LLC                                    Georgia
Aircom of Avon L.L.C.                              Connecticut
Interstate Tower Communications, Inc.              Massachusetts
Tower Systems, Inc.                                Florida
Tower Technology Corporation of Jacksonville       Florida
Coastal Antennas, Inc.                             Virginia
Pinnacle Towers III Inc.                           New York
Coverage Plus Antenna Systems, Inc                 Florida
Pinnacle Towers IV Inc.                            Florida
Pinnacle Towers UK Limited                         United Kingdom
Pinnacle Towers V Inc.                             Florida
Shaffer & Associates, Inc.                         Illinois
Sierra Towers, Inc.                                Texas
Acquisit Limited                                   United Kingdom
Concorde Swindon Limited                           United Kingdom
Pinnacle Towers Acquisition Inc.                   Delaware